Exhibit 10.9

Patent Security Agreement

Patent Security Agreement, dated as of January 29, 2018, by WES, LLC (the “Pledgor”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor is party to an ABL Guarantee and Collateral Agreement dated as of September 30, 2013 and the First Amendment to the ABL Guarantee and Collateral Agreement dated as of March 9, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL Security Agreement”) in favor of the Administrative Agent and Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the ABL Security Agreement and used herein have the meaning given to them in the ABL Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Administrative Agent and Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of each of its right, title and interest in, to and under all the following Pledged Collateral of Pledgor:

(a) Patents of the Pledgor listed on Schedule I attached hereto; and

(b) all proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the ABL Security Agreement and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the ABL Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the ABL Security Agreement, the provisions of the ABL Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4. Termination. Upon the Termination Date or such other date as Pledged Collateral may be released pursuant to Section 7.15 of the ABL Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral, grant, assignment, lien and security interest pledged and granted in and to all of its right, title and interest in, to and under the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. This Patent Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the Pledgors have caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLEDGOR:

WES, LLC

By:	/s/ Christopher Eppel
Name:	Christopher Eppel
Title:	CFO

[Signature Page to Patent Security Agreement (ABL)]

Accepted and Agreed:

DEUTSCHE BANK AG NEW YORK BRANCH as Administrative Agent

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title:	Director

[Signature Page to Patent Security Agreement (ABL)]